Exhibit 10.5 BURFORD CAPITAL DEFERRED COMPENSATION PLAN AMENDMENT AND RESTATEMENT EFFECTIVE as of November 26, 2024 The Burford Capital Deferred Compensation Plan (the “Plan”), effective as of February 1, 2021, has been amended seven times. For ease of use, Burford Capital Limited (the “Company”) desires to incorporate all of the prior amendments into a single amended and restated plan. The Company hereby amends and restates the Burford Capital Deferred Compensation Plan, as set forth on Exhibit A hereto, effective November 26, 2024. IN WITNESS WHEREOF, the undersigned has executed this Amendment and Restatement of the Plan as of the 26th day of November, 2024. By: Philip Braverman Its: Managing Director, Tax & HR /s/ Philip Braverman

Exhibit A AMENDED AND RESTATED BURFORD CAPITAL DEFERRED COMPENSATION PLAN [See attached.]

BURFORD CAPITAL DEFERRED COMPENSATION PLAN Effective Date February 1, 2021 Amended and Restated as of November 26, 2024

ARTICLE I Establishment and Purpose................................................................................................... 1 ARTICLE II Definitions ............................................................................................................................ 1 ARTICLE III Eligibility and Participation .................................................................................................. 6 ARTICLE IV Deferrals ............................................................................................................................... 6 ARTICLE V Company Credits .................................................................................................................. 9 ARTICLE VI Payments from Accounts ................................................................................................... 10 ARTICLE VII Valuation of Account Balances; Investments .................................................................... 14 ARTICLE VIII Administration .................................................................................................................... 16 ARTICLE IX Amendment and Termination ............................................................................................. 17 ARTICLE X Informal Funding ............................................................................................................... 18 ARTICLE XI Claims ................................................................................................................................ 19 ARTICLE XII General Provisions ............................................................................................................. 23

Page 1 of 24 ARTICLE I Establishment and Purpose The Compensation Committee of the Board of Directors of Burford Capital Limited (the “Company”) has approved this Burford Capital Deferred Compensation Plan, applicable to Compensation deferred under Compensation Deferral Agreements submitted on and after the Effective Date and Company Credits credited on or after the Effective Date. The purpose of the Plan is to attract and retain key employees and non-employee directors residing in the United States and the United Kingdom by providing them with an opportunity to defer receipt of a portion of their salary, bonus, and other specified compensation. The Plan is not intended to meet the qualification requirements of Section 401(a) of the U.S. Internal Revenue Code of 1986, as amended, but is intended to meet the requirements of Code Section 409A, and shall be operated and interpreted consistent with that intent. The Plan constitutes an unsecured promise by a Participating Employer to pay benefits in the future. Participants in the Plan shall have the status of general unsecured creditors of the applicable Participating Employer. Each Participating Employer shall be solely responsible for payment of the benefits attributable to services performed for it. The Plan is unfunded for Federal tax purposes and is intended to be an unfunded arrangement maintained primarily for a select group of management or highly compensated employees of the Employer within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. Any amounts set aside to defray the liabilities assumed by any Participating Employer will remain the general assets of the Participating Employer, as the case may be, and shall remain subject to the claims of the Participating Employers' creditors until such amounts are paid to the Participants. The Company and any Participating Employer will ensure that, to the extent any amounts are set aside to defray the liabilities assumed by the Company or any Participating Employer, the party holding such amounts shall not know the identities of the UK Participants for which such assets are set aside or have access to information which may identify the relevant UK Participants. ARTICLE II Definitions 2.1 Account. Account means a bookkeeping account maintained by the Committee to record the payment obligation of a Participating Employer to a Participant as determined under the terms of the Plan. The Committee may maintain an Account to record the total obligation and component Accounts and subaccounts (each of which shall also be treated as an Account, unless the context clearly indicates otherwise) to reflect amounts payable at different times and in different forms. Reference to an Account means any such Account or subaccount established by the Committee, as the context requires. Accounts (including subaccounts) are intended to constitute unfunded obligations within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. 2.2 Account Balance. Account Balance means, with respect to any Account, the total payment obligation owed to a Participant from such Account as of the most recent Valuation Date. All Account Balances will be denominated in U.S. dollars with any conversion to or from British pounds sterling or other currency to occur at payroll in

Page 2 of 24 accordance with Section 6.9. All Stock will be valued based on the closing price of a share of the Company’s common stock on the applicable date as reported on the applicable US exchange on which the shares of the Company’s common stock are then traded under procedures established by the Committee. 2.3 Affiliate. Affiliate means a corporation, trade or business that, together with the Company, is treated as a single employer under Code Section 414(b) or (c). 2.4 Beneficiary. Beneficiary means a natural person, estate, or trust designated by a Participant in accordance with Section 6.3 hereof to receive payments to which a Beneficiary is entitled in accordance with provisions of the Plan. 2.5 Board of Directors. Board of Directors means the Board of Directors of the Company. 2.6 Business Day. Business Day means each day on which the New York Stock Exchange is open for business. 2.7. Cash Account. Cash Account means each Account established by the Committee to record the portion of a Participant’s Deferrals for a Plan Year that have been allocated to the Cash Account under the terms of a Participant’s Compensation Deferral Agreement. The Cash Account may be further divided into subaccounts, consisting of a primary subaccount and up to two secondary subaccounts, each subaccount to have its own Payment Schedule designated by the Participant in his or her Compensation Deferral Agreement. 2.8. Claimant. Claimant means a Participant or Beneficiary filing a claim under Article XI of this Plan. 2.9 Code. Code means the United States Internal Revenue Code of 1986, as amended from time to time. 2.10 Code Section 409A. Code Section 409A means section 409A of the Code, and regulations and other guidance issued by the Treasury Department and Internal Revenue Service thereunder. 2.11 Committee. Committee means a committee appointed by the Compensation Committee to administer the Plan with respect to administrative activities; provided that, to the extent necessary to avoid liability to any Section 16 Officer pursuant to Section16(b) of the Exchange Act or to comply with any other applicable law or stock exchange listing requirement, in the case of matters affecting Section 16 Officers, Committee means a committee (which may be the Compensation Committee of the Company’s Board of Directors) comprised solely of non-employee directors (within the meaning of Rule 16b- 3(b)(3) under the Exchange Act). 2.12 Company. Company means Burford Capital Limited and any successor thereto.

Page 3 of 24 2.13 Company Credit. Company Credit means a credit by a Participating Employer to a Participant’s Account(s) in accordance with the provisions of Article V of the Plan. Unless the context clearly indicates otherwise, a reference to Company Credit shall include Earnings attributable to such credit. 2.14 Compensation. Compensation means (i) for an Eligible Employee who is not a Non- Employee Director, the Eligible Employee’s salary, bonus, cash carry, and restricted stock units, and (ii) for a Non-Employee Director, such Non-Employee Director’s cash retainer, and, in each case, such other compensation that the Committee approves to be eligible for deferral under Section 4.2 of this Plan, excluding any compensation that has been previously deferred under this Plan or any other arrangement subject to Code Section 409A. Compensation does not include amounts paid by insurance (e.g., long- term disability) or by any other third party that is not an Affiliate; provided that an amount shall not be excluded from Compensation solely because it is paid by a professional employer organization. 2.14A Compensation Committee. Compensation Committee means the Compensation Committee of Burford Capital Limited and any successor thereto. 2.15 Compensation Deferral Agreement. Compensation Deferral Agreement means a written deferral election submitted to the Committee by an Eligible Employee on the forms and in the time and manner designated by the Committee that specifies: (i) the amount or percentage of each component of Compensation earned during a Plan Year that the Participant has elected to defer in accordance with the provisions of Article IV, and (ii) the Payment Schedule as described in Section 6.2 for (a) any Cash Account and each primary and secondary subaccount within the Cash Account, and the allocation of cash Deferrals among such subaccounts and (b) any RSU Account established under such Compensation Deferral Agreement for such Plan Year. If the percentage of restricted stock units designated in a Compensation Deferral Agreement would result in the deferral of a fractional stock unit, the election will be deemed to round the fractional unit up to a whole unit. 2.16 Deferral. Deferral means a credit to a Participant’s Account(s) that records that portion of the Participant’s Compensation that the Participant has elected to defer to the Plan in accordance with the provisions of Article IV. Unless the context of the Plan clearly indicates otherwise, a reference to Deferrals includes Earnings attributable to such Deferrals. 2.17 Discretionary Contribution Account. Discretionary Contribution Account means an Account established by the Committee to record Company Credits described in Section 5.1. A separate Discretionary Contribution Account will be established for each Trading Period in which Company Credits are made under Section 5.1. 2.18 Earnings. Earnings means an adjustment (positive or negative) to the balance of an Account in accordance with Article VII.

Page 4 of 24 2.19 Effective Date. Effective Date means February 1, 2021. 2.20 Eligible Employee. Eligible Employee means an Employee who is a member of a select group of management or highly compensated employees or, effective February 1, 2024, a Non-Employee Director, in each case who has been notified during an applicable enrollment period of his or her status as an Eligible Employee. The Committee has the discretion to determine which Employees are Eligible Employees for each enrollment period; provided, however, that the Compensation Committee is charged with designating the members of a Participating Employer’s senior management who are Eligible Employees. All Section 16 Officers of the Company are Eligible Employees. 2.21 Employee. Employee means an individual classified by a Participating Employer as a common-law employee of such Participating Employer. Any reclassification of a service provider to be a common-law employee shall apply prospectively only and shall not affect eligibility in respect of periods before such reclassification. 2.22 ERISA. ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time. 2.23 Exchange Act. Exchange Act means the U.S. Securities Exchange Act of 1934, as amended. 2.23A Non-Employee Director. Non-Employee Director means a member of the Board who is not a common-law employee of a Participating Employer or an Affiliate. 2.24 Participant. Participant means an individual described in Article III. 2.25 Participating Employer. Participating Employer means each Affiliate identified on Schedule A attached hereto. 2.26 Payment Schedule. Payment Schedule means, with respect to the subaccounts of any Cash Account, the Discretionary Contribution Account or the RSU Account created for a Plan Year, the date payment will commence from each such Account and the form in which payment will be made in accordance with the provisions of Article VI. 2.27 Performance-Based Compensation. Performance-Based Compensation means Compensation that meets the requirements of Treas. Reg. Section 1.409A-1(e)—i.e., where the amount of, or entitlement to, the Compensation is contingent on the satisfaction of pre-established organizational or individual performance criteria relating to a performance period of at least 12 consecutive months. Organizational or individual performance criteria are considered pre-established if established in writing by not later than 90 days after the commencement of the period of service to which the criteria relate, provided that the outcome is substantially uncertain at the time the criteria are established. Performance-Based Compensation shall not include any Compensation payable upon the Participant’s death or disability (as defined in Treas. Reg. Section 1.409A-1(e)) without regard to the satisfaction of the performance criteria.

Page 5 of 24 2.28 Plan. Plan means “Burford Capital Deferred Compensation Plan” as documented herein and as may be amended from time to time hereafter. 2.29 Plan Year. Plan Year means January 1 through December 31. 2.30 [Reserved.] 2.31 RSU Account. RSU Account means an Account that is established to record Deferrals of restricted stock units granted under the terms of the Company’s Stock Plan. A separate RSU Account will be established for each Plan Year in which a Participant has elected to defer restricted stock units. 2.32 Section 16 Officer. Section 16 Officer means an employee who, in respect of the Company, is subject to the reporting requirements of Section 16(a) or the liability provisions of Section 16(b) of the Exchange Act. 2.33 Stock. Stock means units credited to a Participant’s Accounts with each unit having an economic value equal to the market value of one share of the Company’s common stock pursuant to the valuation methodology established by the Committee. A Participant has no voting or other shareholder rights with respect to any Stock credited to his or her Account(s). 2.34 Stock Plan. Stock Plan means The Burford Capital 2016 Long Term Incentive Plan and any successor plan or arrangement for the granting of restricted stock units to employees that the Committee has identified as Compensation deferrable under this Plan. 2.35 Substantial Risk of Forfeiture. Substantial Risk of Forfeiture has the meaning specified in Treas. Reg. Section 1.409A-1(d). 2.36 Trading Period. Trading Period means a trading window established by the applicable Committee for the transaction in shares of Company common stock by the applicable Participants and that has been designated by the Committee for the conversion of cash Deferrals to Stock units and from Stock units to cash in accordance with Section 7.6. 2.37 UK Participant or United Kingdom Participant. UK Participant or United Kingdom Participant means an individual who is employed by a Participating Employer located in the United Kingdom. 2.38 Unforeseeable Emergency. Unforeseeable Emergency has the meaning prescribed by Treas. Reg. Section 1.409A-3(i)(3)(i)—i.e., a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, the Participant’s dependent (as defined in Code section 152, without regard to section 152(b)(1), (b)(2), and (d)(1)(B)), or a Beneficiary; loss of the Participant’s property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by insurance, for example, as a result of a natural disaster); or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The types of events which may qualify as an

Page 6 of 24 Unforeseeable Emergency may be limited by the Committee. 2.39 Valuation Date. Valuation Date means each Business Day. ARTICLE III Eligibility and Participation 3.1 Eligibility and Participation. All Eligible Employees may enroll in the Plan. Eligible Employees become Participants on the date on which the first Compensation Deferral Agreement becomes irrevocable under Article IV. 3.2 Duration. Only Eligible Employees may submit Compensation Deferral Agreements during an enrollment period and receive Company Credits during the Plan Year. A Participant who is no longer an Eligible Employee will not be allowed to submit Compensation Deferral Agreements for subsequent Plan Years, but may otherwise exercise all of the rights of a Participant under the Plan with respect to his or her Account(s). An individual shall cease being a Participant in the Plan when his or her Account has been reduced to zero (0). 3.3 Rehires. An Eligible Employee who separates from service with a Participating Employer and who subsequently resumes performing services for a Participating Employer in the same calendar year (regardless of eligibility) will have his or her Compensation Deferral Agreement for such year, if any, reinstated, but his or her eligibility to participate in the Plan in years subsequent to the year of rehire shall be governed by the provisions of Section 3.1. ARTICLE IV Deferrals 4.1 Deferral Elections, Generally. (a) An Eligible Employee may make an initial election to defer Compensation by submitting a complete Compensation Deferral Agreement during the enrollment periods established by the Committee and in the manner specified by the Committee, but in any event in accordance with Section 4.2. The deadline for submitting, changing, or revoking a Compensation Deferral Agreement shall be established by the Committee and shall be no later than the latest date permitted by Section 4.2. (b) A Compensation Deferral Agreement that is not timely filed with respect to a service period or component of Compensation, or that is submitted by a Participant who separates from service prior to the latest date such agreement would become irrevocable under Section 409A, shall be considered null and void and shall not take effect with respect to such item of Compensation. The Committee may modify or revoke any Compensation Deferral Agreement prior to the date the election becomes irrevocable under the rules of Section 4.2.

Page 7 of 24 (c) The Committee may permit different deferral amounts for each component of Compensation and may establish a minimum or maximum deferral amount for each such component. The minimum deferral percentage shall not be less than 5% of the applicable Compensation source and the maximum deferral percentage shall not be more than (i) for Eligible Employees who are not Non-Employee Directors, 75% of salary or 100% of bonus, cash carry, restricted stock units, or other Compensation, and (ii) for Non-Employee Directors, 100% of eligible Compensation. (d) Deferrals of Compensation shall be calculated with respect to the gross Compensation payable to the Participant prior to any deductions or withholdings, but shall be reduced by the Committee as necessary so as not to exceed 100% of the cash Compensation of the Participant remaining after deduction of all required income and employment taxes, required employee benefit deductions, deferrals to 401(k) plans and other deductions required by law. Changes to payroll withholdings that affect the amount of Compensation being deferred to the Plan shall be allowed only to the extent that would not trigger tax under Code Section 409A. (e) Deferrals of restricted stock units will be calculated based on the total amount of units granted to the Participant during the Plan Year under the terms of the Stock Plan. If the percentage of restricted stock units designated in a Compensation Deferral Agreement would result in the deferral of a fractional stock unit, the election will be deemed to round the fractional unit up to a whole unit. (f) The Eligible Employee shall specify on his or her Compensation Deferral Agreement the amount of any cash Deferrals to be credited to the Participant’s Cash Account and whether to allocate such cash Deferrals to a primary subaccount and/or one or more secondary subaccounts within the Cash Account. If no designation is made, Deferrals shall be allocated to the primary subaccount within the Cash Account (which shall comprise 100% of the Cash Account unless and until a timely election is made to establish one or more secondary subaccounts). 4.2 Timing Requirements for Compensation Deferral Agreements. (a) Initial Eligibility. The Committee may permit an Eligible Employee to defer Compensation earned in the first year of eligibility. The Compensation Deferral Agreement must be filed within 30 days after attaining Eligible Employee status and becomes irrevocable not later than the 30th day. A Compensation Deferral Agreement filed under this paragraph applies only to Compensation for services performed after the date that the Compensation Deferral Agreement becomes irrevocable. (b) Prior Year Election. Except as otherwise provided in this Section 4.2, the Committee may permit an Eligible Employee to defer Compensation by filing a

Page 8 of 24 Compensation Deferral Agreement no later than December 31 of the year prior to the year in which the services giving rise to the Compensation are performed. A Compensation Deferral Agreement filed under this paragraph shall become irrevocable with respect to such Compensation not later than the December 31 filing deadline. (c) Performance-Based Compensation. With respect to Compensation which qualifies as Performance-Based Compensation, the Committee may delay the otherwise applicable deadline for filing a Compensation Deferral Agreement until no later than the date that is six months before the end of the applicable performance period, provided that: (i) the Participant performs services continuously from the later of the beginning of the performance period or the date the performance criteria are established through the date the Compensation Deferral Agreement is submitted; and (ii) the Compensation is not readily ascertainable as of the date the Compensation Deferral Agreement is filed. Any election to defer Performance-Based Compensation that is made in accordance with this paragraph and that becomes payable as a result of the Participant’s death or disability (as defined in Treas. Reg. Section 1.409A-1(e)) or upon a change in control event (as defined in Treas. Reg. Section 1.409A-3(i)(5)) prior to the satisfaction of the performance criteria, will be void unless it would be considered timely under another rule described in this Section. (d) Short-Term Deferrals. The Committee may permit Compensation that meets the definition of a “short-term deferral” described in Treas. Reg. Section 1.409A- 1(b)(4) to be deferred in accordance with the rules of Section 6.8, applied as if the date the Substantial Risk of Forfeiture lapses is the date payments were originally scheduled to commence, provided, however, that the provisions of Section 6.8(b) shall not apply to payments attributable to a change in control event (as defined in Treas. Reg. Section 1.409A-3(i)(5)). A Compensation Deferral Agreement submitted in accordance with this paragraph becomes irrevocable on the latest date it could be submitted under Section 6.8. (e) Certain Forfeitable Rights. With respect to a legally binding right to a payment in a subsequent year that is subject to a forfeiture condition requiring the Participant’s continued services for a period of at least 12 months from the date the Participant obtains the legally binding right, the Committee may delay the otherwise applicable deadline for filing a Compensation Deferral Agreement until no later than the 30th day after the legally binding right to the Compensation accrues, provided that the Compensation Deferral Agreement is submitted at least 12 months in advance of the earliest date on which the forfeiture condition could lapse. A Compensation Deferral Agreement under this paragraph becomes

Page 9 of 24 irrevocable not later than such 30th day. If the forfeiture condition applicable to the payment lapses before the end of such 12-month period as a result of the Participant’s death or disability (as defined in Treas. Reg. Section 1.409A-3(i)(4)) or upon a change in control event (as defined in Treas. Reg. Section 1.409A- 3(i)(5)), the Compensation Deferral Agreement will be void unless it would be considered timely under another rule described in this Section. 4.3 Deductions from Pay. The Committee has the authority to determine the payroll practices under which any component of Compensation subject to a Compensation Deferral Agreement will be deducted from a Participant’s Compensation. 4.4 Vesting. U.S. Participants. Participant Deferrals of cash Compensation shall be 100% vested at all times. United Kingdom Participants. Amounts deferred from a United Kingdom payroll and any related Earnings shall be forfeited in the event the Participant engages in Detrimental Activity prior to payment. “Detrimental Activity” means, with respect to the Company (including its Affiliates): (i) any breach by a Participant of a confidentiality agreement between the Participant and the Company or its clients, and such breach is detrimental to the Company or such clients; (ii) any material breach of an agreement between the Participant and the Company; and (iii) any act or omission by the Participant constituting an indictable offence for which the Participant has been convicted, any gross misconduct, or conduct otherwise evidencing moral turpitude, whether committed within the scope of employment with the Company or otherwise, and which is detrimental to the interests of the Company, its Affiliates or clients. Detrimental Activity shall not include a Participant’s employment with another employer, including any competitor or potential competitor of the Company, following the expiry of the restrictive covenant period applicable to the Participant. RSU Accounts. Amounts credited to an RSU Account remain subject to any post-vesting forfeiture or clawback restrictions as set forth in the Stock Plan, provided, however that the deferred Payment Schedule applicable to an RSU Account shall not cause such clawback rights or restrictions to extend beyond any period of time set forth in the Stock Plan. 4.5 Cancellation of Deferrals. The Committee may cancel a Participant’s Deferrals for the balance of the Plan Year in which an Unforeseeable Emergency occurs. ARTICLE V Company Credits 5.1 Discretionary Matching Credit. If a Participant allocates Deferrals to Stock (which may occur only during a Trading Period), the Company may credit the Participant’s Account with a matching Company Credit equal to a percentage of the Deferrals allocated to Stock during the applicable Trading Period; provided that matching Company Credits

Page 10 of 24 shall not be made with respect to Deferrals attributable to RSUs or to Compensation of a Non-Employee Director. The Company may establish limits on the amount of the matching Company Credit to ensure that no allocation is matched more than once or for any other reason, and the amount of a matching Company Credit may be rounded up or down to the next whole unit of Stock, in the sole discretion of the Committee. Matching Company Credits shall be credited to the Participant’s Discretionary Contribution Account established for the Trading Period in which the Deferrals giving rise to such matching Company Credits are first allocated to Stock. Matching Company Credits (which may be zero) are determined by the Company in its sole discretion. The crediting of a matching Company Credit in respect of one Trading Period does not obligate the Committee to make matching Company Credits in respect of any subsequent Trading Period. Such matching Company Credits will be credited in the amount, if any, and at such time or times as the Committee shall determine. 5.2 Vesting. Matching Company Credits become 100% vested on the second anniversary of the first day of the Trading Period with respect to which such matching Contribution Credits are credited to the Participant’s Discretionary Contribution Account, except that Credits provided during the Company’s open trading period in June 2023 shall vest on May 30, 2025. After vesting, matching Company Credits allocable to Participants residing in the United Kingdom continue to be subject to the forfeiture restrictions applicable to United Kingdom Participants under Section 4.4. Except in the case of retirement (as defined below) or as provided in Section 6.3 (Death), if a Participant separates from service with the Company and its Affiliates before his or her matching Company Credits are fully vested, the unvested matching Company Credits (adjusted for Earnings) shall be forfeited without any payment therefor. For purposes of this section, a Participant shall not be deemed to retire unless all of the following conditions have been satisfied: (i) the Participant has completed at least eight (8) full years of service and attained the Rule of 75, meaning the Participant’s age plus years of service (each in full and partial years) equals or exceeds 75; (ii) the Participant has ceased all full-time and other meaningful employment (x) in the broad legal industry and (y) in the person’s area of specialty (except work for a non-profit in the “public interest” sector); (iii) the Participant has no employment or similar relationship with a competitor of the Company; and (iv) the Participant satisfies the Participant’s continuing confidentiality obligations. For the avoidance of doubt, a Participant’s retirement status (and, consequently, vested status) may be revoked retroactively in the event of any breach of the conditions for retirement. ARTICLE VI Payments from Accounts 6.1 General Rules. A Participant’s Accounts become payable upon the first to occur of the payment times and events applicable to each such Account under Sections 6.2 through 6.5. Payment Schedules elected by the Participant shall be set forth in a valid Compensation Deferral Agreement that establishes the Account to which such elections apply in

Page 11 of 24 accordance with Article IV or in a valid modification election applicable to such Account as described in Section 6.8. Payment amounts are based on Account Balances as of the last Valuation Date of the month next preceding the month actual payment is made. Subject to the terms of this Plan, no Participant shall receive payment from the Plan prior to the payment dates specified in the Plan. 6.2 Specified Year. Commencement. The subaccounts within the Cash Account and any Discretionary Contribution Accounts created for a Plan Year will be paid (or payment will begin) in the third calendar year following the Plan Year in which the Deferrals credited to such Account are earned (or matching credits are credited, in the case of Discretionary Contribution Accounts) unless the Participant timely elects to receive or commence receiving payment of an Account (or of a subaccount within an Account) in a later calendar year. Separate payment elections are not permitted for Discretionary Contribution Accounts (but separate modifications are permitted for Discretionary Contribution Accounts in accordance with Section 6.8). If a Participant establishes more than one subaccount within his or her Cash Account, the Participant shall further designate one of the Accounts as a primary subaccount. Subject to the modification rules under Section 6.8, a Participant’s payment commencement election for his or her primary subaccount within the Cash Account established for a Plan Year, if any, shall apply to any Discretionary Contribution Accounts established and credited with matching credits during such Plan Year; provided that, the extent required by Treas. Reg. Section 1.409A-2(a)(5), the Participant’s payment commencement election shall be disregarded with respect to any matching credits that become vested less than 12 months after the crediting. An RSU Account will be paid (or payment will begin) in the fifth calendar year following the calendar year in which the RSU grant is made, unless the Participant timely elects to receive or commence receiving payment in a later calendar year. Form of Payment. Each Account will be paid in a lump sum, unless the Participant timely elects to receive an Account in annual installments up to 15 years. Separate forms of payment elections are permitted for subaccounts within the Cash Account, but not for Discretionary Contribution Accounts. Subject to the modification rules under Section 6.8, a Participant’s form of payment election for his or her Cash Account established for a Plan Year (or the primary subaccount if more than one subaccount exists within the Cash Account), if any, shall apply to any Discretionary Contribution Accounts established and credited with matching Company Credits during such Plan Year; provided that, to the extent required by Treas. Reg. Section 1.409A-2(a)(5), the Participant’s form of payment election shall be disregarded with respect to any matching credits that become vested less than 12 months after the crediting date.

Page 12 of 24 6.3 Death. Notwithstanding anything to the contrary in this Article VI, a Participant’s Account shall become fully vested if the Participant dies before separating from service with the Company and Affiliates. Upon the Participant’s death (regardless of whether such Participant is an Employee at the time of death, and regardless of the Participant’s payment elections), all remaining Account Balances (to the extent not previously forfeited) shall be paid to his or her Beneficiary in a single lump sum no later than December 31 of the calendar year following the year of the Participant’s death. (a) Designation of Beneficiary in General. The Participant shall designate a Beneficiary in the manner and on such terms and conditions as the Committee may prescribe. No such designation shall become effective unless filed with the Committee during the Participant’s lifetime. Any designation shall remain in effect until a new designation is filed with the Committee; provided, however, that in the event a Participant designates his or her spouse as a Beneficiary, such designation shall be automatically revoked upon the dissolution of the marriage unless, following such dissolution, the Participant submits a new designation naming the former spouse as a Beneficiary. A Participant may from time to time change his or her designated Beneficiary without the consent of a previously- designated Beneficiary by filing a new designation with the Committee. (b) No Beneficiary. If a designated Beneficiary does not survive the Participant, or if there is no valid Beneficiary designation, amounts payable under the Plan upon the death of the Participant shall be paid to the Participant’s spouse, or if there is no surviving spouse, then to the duly appointed and currently acting personal representative of the Participant’s estate. 6.4 Unforeseeable Emergency. A Participant who experiences an Unforeseeable Emergency may submit a written request to the Committee to receive payment of all or any portion of his or her vested Cash Accounts. If the emergency need cannot be relieved by cessation of Deferrals to the Plan, the Committee may approve an emergency payment from the Participant’s Cash Accounts not to exceed the amount reasonably necessary to satisfy the need (taking into account the additional compensation that is available to the Participant as the result of cancellation of deferrals to the Plan), including amounts necessary to pay any taxes (including social security charges and national insurance contributions) or penalties that the Participant reasonably anticipates will result from the payment. The amount of the emergency payment shall be subtracted pro rata from the Cash Accounts until the full amount of the emergency payment is made (or the Cash Accounts are reduced to zero) and then from the Discretionary Contribution Accounts pro rata until the full amount of the emergency payment is made (or the Discretionary Contribution Accounts are reduced to zero). Emergency payments shall be paid in a single lump sum within the 90-day period following the date the payment is approved by the Committee. 6.5 Administrative Cash-Out of Small Balances. Notwithstanding anything to the contrary in this Article VI, the Committee may at any time and without regard to whether a payment event has occurred, direct in writing an immediate lump sum payment of the Participant’s Accounts if the balance of such Accounts, combined with any other amounts required to be treated as deferred under a single plan pursuant to Code Section 409A, does not

Page 13 of 24 exceed the applicable dollar amount under Code Section 402(g)(1)(B), provided any other such aggregated amounts are also paid in a lump sum at the same time. 6.6 Acceleration of or Delay in Payments. Notwithstanding anything to the contrary in this Article VI, the Committee, in its sole and absolute discretion, may elect to accelerate the time or form of payment of an Account, provided such acceleration is permitted under Treas. Reg. Section 1.409A-3(j)(4). The Committee may also, in its sole and absolute discretion, delay the time for payment of an Account, to the extent permitted under Treas. Reg. Section 1.409A-2(b)(7). 6.7 Rules Applicable to Installment Payments. If a Payment Schedule specifies annual installment payments, one installment payment will be made in each calendar year, beginning with the payment commencement year elected by the Participant and shall continue to be made in each subsequent payment period until the number of installment payments specified in the Payment Schedule has been paid. The amount of each installment payment shall be determined by dividing (a) by (b), where (a) equals the Account Balance as of the last Valuation Date in the month preceding the month of payment and (b) equals the remaining number of installment payments. For purposes of Section 6.8, installment payments will be treated as a single payment. If an Account is payable in installments, the Account will continue to be credited with Earnings in accordance with Article VII hereof until the Account is completely paid. 6.8 Modifications to Payment Schedules. To the extent permitted by the Committee, and subject to procedures established by the Committee, a Participant may modify the Payment Schedule elected by him or her with respect to any Account (or with respect to any subaccount to which an amount was allocated at the time of initial deferral), consistent with the permissible Payment Schedules available under the Plan for the applicable Account, provided such modification complies with the requirements of this Section 6.8. (a) Time of Election. The modification election must be submitted by the Participant before January 1 of the calendar year preceding the calendar year in which payment would have been made or commenced under the Payment Schedule in effect prior to the modification (the “Prior Election”). (b) Date of Payment under Modified Payment Schedule. The date payments are to commence under the modified Payment Schedule must be no earlier than five calendar years after the calendar year in which payment would have commenced under the Prior Election. If the Participant modifies only the form, and not the commencement year for payment, payments shall commence in the fifth calendar year (after the minimum five-year deferral period described in the immediately preceding sentence has elapsed). Under no circumstances may a modification election result in an acceleration of payments in violation of Code Section 409A. (c) Irrevocability; Effective Date. A modification election is irrevocable when filed and becomes effective 12 months after the filing date.

Page 14 of 24 (d) Effect on Accounts. An election to modify a Payment Schedule is specific to the Account (or subaccount) to which it applies, and shall not be construed to affect the Payment Schedules of any other Accounts. For the avoidance of doubt, the modification of a Payment Schedule applicable to a subaccount within the Cash Account does not modify the Payment Schedule in effect for any other subaccount within the Cash Account or any Discretionary Contribution Accounts established during the same Plan Year. A modification of a Discretionary Contribution Account is made independently of any modification election to any subaccount of the Cash Account or any other Discretionary Contribution Account established during the same Plan Year. 6.9 Form and Manner of Payment; Currency. RSU Accounts will be paid in the type of shares of the common stock of the Company underlying the deferred restricted stock units (with each unit equal in value to one share); provided that the Company may in its discretion pay cash of equal value. Fractional shares of common stock will be paid in cash, using the closing price of Company common stock as of the Valuation Date set forth in Section 6.1. Cash Accounts and Discretionary Contribution Accounts will be paid in cash; provided that to the extent the Participant’s Cash and Discretionary Contribution Accounts are invested in Stock, the Company may in its discretion pay in shares of common stock having equal value. Subject to the discretion of the Committee, cash payments shall be made in the local currency of the Participant’s Participating Employer and conversion from U.S. dollars shall occur under procedures established by the Committee. ARTICLE VII Valuation of Account Balances; Investments 7.1 Valuation. Deferrals shall be credited to appropriate Accounts on or as soon as administratively practicable after the date such Compensation would have been paid to the Participant absent the Compensation Deferral Agreement. Valuation of Accounts shall be performed under procedures approved by the Committee. 7.2 Earnings Credit. Each Account will be adjusted for Earnings on each Business Day. Earnings adjustments for a Participant’s Cash Accounts will be based upon the Participant’s investment allocation among a menu of investment options selected in advance by the Committee, in accordance with the provisions of this Article VII (“investment allocation”). 7.3 Investment Options. Investment options will be determined by the Committee. The Committee, in its sole discretion, shall be permitted to add or remove investment options from the Plan menu from time to time, provided that any such additions or removals of investment options shall not be effective with respect to any period prior to the effective date of such change. 7.4 Investment Allocations. An Account’s investment allocation constitutes a deemed, not actual, investment. At no time shall a Participant have any real or beneficial ownership in any investment option included in the investment menu, nor shall the Participating

Page 15 of 24 Employer or any trustee acting on its behalf have any obligation to purchase actual securities as a result of a Participant’s investment allocation. A Participant’s investment allocation shall be used solely for purposes of adjusting the Participant’s Account Balances. Subject to Section 7.6 with respect to any allocations to or from Stock, a Participant shall specify an investment allocation for each of his or her Accounts in accordance with procedures established by the Committee. Allocation among the investment options must be designated in increments of 1%. The Participant’s investment allocation will become effective on the same Business Day as it is received by the Plan’s administrator or, in the case of investment allocations received after a time specified by the Committee, the next Business Day. Subject to Section 7.6 with respect to allocations to or from Stock, a Participant may change an investment allocation on any Business Day, both with respect to future credits to the Plan and with respect to existing Account Balances, in accordance with procedures adopted by the Committee. Changes shall become effective on the same Business Day as they are received by the Plan’s administrator or, in the case of investment allocations received after a time specified by the Committee, the next Business Day, and shall be applied prospectively. 7.5 Unallocated Deferrals and Accounts. If the Participant fails to make an investment allocation with respect to an Account, such Account shall be allocated to an investment option determined by the Committee. 7.6 Stock. A Participant’s investment election directing all or a portion of the Participant’s Account Balance to be allocated to or from Stock may be made only during a Trading Period. Matching Company Credits, if any, will be made in the form of Stock units and credited in the same Trading Period as the Participant’s matched Deferrals are first allocated to Stock, consistent with the provisions of Section 5.1. The dollar value of a Stock unit allocation is the closing price of a share of the Company’s common stock as reported on the applicable US exchange on which the shares of the Company’s common stock are then traded on (i) the day the election to allocate to or from Stock is received by the Company’s agent, if the election is received by 4:00 p.m. Eastern Time on a Business Day, or (ii) if the election is received after 4:00 p.m. Eastern Time, or at any time on a day that is not a Business Day, the next Business Day. Dividend equivalents, if any, will be credited with respect to Stock at the same time as dividends are paid with respect to the Company’s common stock and the amount of such dividends will be allocated to the Participant’s applicable subaccounts in the Cash Account and Discretionary Contribution Accounts. All dividend equivalents will be treated as Earnings and not as additional awards of Stock. Dividend equivalents will not be credited with respect to RSUs. With respect to any Participant who has allocated Deferrals to Stock as permitted by Section 5.1, (i) each Discretionary Contribution Account, and (ii) the Deferrals with

Page 16 of 24 respect to which each such Discretionary Contribution Account was established (i.e., Deferrals that are matched in accordance with Section 5.1), must remain allocated to Stock until the applicable matching Company Credits are 100% vested pursuant to Section 5.2. RSU Accounts will remain allocated to Stock. 7.7 Valuations Final After 180 Days. The Participant shall have 180 days following the Valuation Date on which the Participant failed to receive the full amount of Earnings and to file a claim under Article XI for the correction of such error. Following such 180-day period, the Participant’s balance shall be presumed to be correct. ARTICLE VIII Administration 8.1 Plan Administration. This Plan shall be administered by the Committee which shall have discretionary authority to make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Plan and to utilize its discretion to decide or resolve any and all questions, including but not limited to eligibility for benefits and interpretations of this Plan and its terms, resolution of ambiguities, and correction of drafting errors, as may arise in connection with the Plan. Claims for benefits shall be filed with the Committee and resolved in accordance with the claims procedures in Article XI. With respect to Section 16 Officers, the Committee shall establish, in writing, such rules, regulations, policies or practices pursuant to the Plan that it deems necessary or appropriate, including in order to avoid liability to any Section 16 Officer pursuant to Section 16(b) of the Exchange Act. 8.2 Administration Upon Change in Control. Upon a change in control affecting the Company, the Committee, as constituted immediately prior to such change in control, shall continue to act as the Committee. The Committee, by a vote of a majority of its members, shall have the authority (but shall not be obligated) to appoint an independent third party to act as the Committee. For purposes of this Section 8.2, a “change in control” means a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets, in each case as defined under Code Section 409A. Following such change in control, the Company may not remove the Committee or its members, unless a majority of Participants and Beneficiaries with Account Balances consent to the removal and replacement of the Committee. Notwithstanding the foregoing, Committee members who are not employed by a Participating Employer shall not have authority to direct investment of trust assets under any rabbi trust described in Section 10.2. The Participating Employers shall, with respect to the Committee identified under this Section: (i) pay all reasonable expenses and fees of the Committee, (ii) indemnify the Committee (including each individual serving as Committee members) against any and all costs, expenses and liabilities including, without limitation, attorneys’ fees and expenses arising in connection with the performance of the Committee’s duties

Page 17 of 24 hereunder, except with respect to matters resulting from the Committee’s gross negligence or willful misconduct, and (iii) supply full and timely information to the Committee on all matters related to the Plan, any rabbi trust, Participants, Beneficiaries and Accounts as the Committee may reasonably require. 8.3 Withholding. The payer shall have the right to withhold from any payment due under the Plan (or with respect to any amounts credited to the Plan) any taxes, including social security or national insurance charges, that the Company or payer determines are required by law to be withheld in respect of such payment (or credit). Withholdings with respect to amounts credited to the Plan shall be deducted from Compensation that has not been deferred to the Plan. Regardless of the amount withheld or reported, the Participant or Beneficiary shall be solely responsible for all taxes on amounts accrued, paid, or payable under the Plan except the employer’s share of employment taxes. 8.4 Indemnification. The Participating Employers shall indemnify and hold harmless each employee, officer, and director to whom or to which are delegated duties, responsibilities, and authority under the Plan or otherwise with respect to administration of the Plan, including, without limitation, the Committee and its members against all claims, liabilities, fines and penalties, and all expenses reasonably incurred by or imposed upon him or it (including but not limited to reasonable attorney fees) which arise as a result of his or its actions or failure to act in connection with the operation and administration of the Plan to the extent lawfully allowable and to the extent that such claim, liability, fine, penalty, or expense is not paid for by liability insurance purchased or paid for by the Participating Employer. Notwithstanding the foregoing, the Participating Employer shall not indemnify any person or organization if his or its actions or failure to act are due to gross negligence or willful misconduct or for any such amount incurred through any settlement or compromise of any action unless the Participating Employer consents in writing to such settlement or compromise. 8.5 Delegation of Authority. In the administration of this Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with legal counsel who shall be legal counsel to the Company. 8.6 Binding Decisions or Actions. The decision or action of the Committee in respect of any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations thereunder shall be final and conclusive and binding upon all persons having any interest in the Plan. ARTICLE IX Amendment and Termination 9.1 Amendment and Termination. The Company may at any time and for any reason, prospectively or retroactively, amend the Plan or may terminate the Plan as provided in this Article IX; provided that no amendment or termination shall be given effect to the extent that it triggers tax under Code Section 409A. Each Participating Employer may also terminate its participation in the Plan.

Page 18 of 24 9.2 Amendments. An amendment shall be adopted by action of the Compensation Committee or its duly authorized designee. Without limiting the foregoing, any one of the Chief Executive Officer, the Managing Director, Tax & HR, or the General Counsel of the Company or of a Participating Employer may amend the Plan without the consent of the Compensation Committee for the purpose of: (i) conforming the Plan to the requirements of law; (ii) facilitating the administration of the Plan; or (iii) clarifying provisions based on the Committee’s interpretation of the Plan documents. No amendment shall reduce the vested Account Balances of any Participant accrued as of the date of any such amendment or restatement (as if the Participant had incurred a voluntary termination of employment on such date). No amendment is needed to revise the list of Participating Employers set forth on Schedule A attached hereto. 9.3 Termination. The Company, by action taken by its Board of Directors, or a Committee thereof, may terminate the Plan and pay Participants and Beneficiaries their Account Balances in a single lump sum at any time, to the extent and in accordance with Treas. Reg. Section 1.409A-3(j)(4)(ix). 9.4 Accounts Taxable Under Code Section 409A. The Plan is intended to constitute a plan of deferred compensation that meets the requirements for deferral of income taxation under Code Section 409A and shall be interpreted consistently with such intent; provided that nothing in the Plan shall transfer to the Company or any of its affiliates, agents, or representatives liability for or with respect to taxes under Code Section 409A. The Committee, pursuant to its authority to interpret the Plan, may sever from the Plan or any Compensation Deferral Agreement any provision or exercise of a right that otherwise would result in a violation of Code Section 409A. ARTICLE X Informal Funding 10.1 General Assets. Obligations established under the terms of the Plan may be satisfied from the general funds of the Participating Employers, or a trust described in this Article X. No Participant, spouse or Beneficiary shall have any right, title or interest whatever in assets of the Participating Employers. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Participating Employers and any Employee, director, spouse, or Beneficiary. To the extent that any person acquires a right to receive payments hereunder, such rights are no greater than the right of an unsecured general creditor of the Participating Employer. 10.2 Rabbi Trust. A Participating Employer may, in its sole discretion, establish a grantor trust, commonly known as a rabbi trust, as a vehicle for accumulating assets to pay benefits under the Plan. Payments under the Plan may be paid from the general assets of the Participating Employer or from the assets of any such rabbi trust. Payment from any such source shall reduce the obligation owed to the Participant or Beneficiary under the Plan.

Page 19 of 24 If a rabbi trust is in existence upon the occurrence of a “change in control”, as defined in such trust, the Participating Employer shall, upon such change in control, and on each anniversary of the change in control, contribute to such rabbi trust cash or liquid securities such amounts as are necessary so that the value of assets after making the contributions exceeds 125% of the total sum of all Account Balances. 10.3 UK Participants. The Company and any Participating Employer will ensure that no action taken pursuant to the provisions in Articles X shall cause the party holding the funds or a rabbi trust, as the case may be, to know the identities of the UK Participants to whom obligations under the terms of the Plan are owed or have access to information which may identify the relevant UK Participants. ARTICLE XI Claims 11.1 Filing a Claim. Any controversy or claim arising out of or relating to the Plan shall be filed in writing with a Claims Administrator designated by the Committee, who shall make all determinations concerning such claim. Any claim and any decision by the Claims Administrator denying such claim shall be in writing (including by electronic mail) and shall be delivered to the Participant or Beneficiary filing the claim (the “Claimant”). Notice of a claim for payments shall be delivered to the Claims Administrator within 90 days of the latest date upon which the payment could have been timely made in accordance with the terms of the Plan and Code Section 409A, and if not paid, the Participant or Beneficiary must file a claim under this Article XI not later than 180 days after such latest date. If the Participant or Beneficiary fails to file a timely claim, the Participant forfeits any amounts to which he or she may have been entitled to receive under the claim. (a) In General. Notice of a denial of benefits will be provided within 90 days of the Claims Administrator’s receipt of the Claimant's claim for benefits. If the Claims Administrator determines that it needs additional time to review the claim, the Claims Administrator will provide the Claimant with a notice of the extension before the end of the initial 90-day period. The extension will not be more than 90 days from the end of the initial 90-day period and the notice of extension will explain the special circumstances that require the extension and the date by which the Claims Administrator expects to make a decision. (b) Contents of Notice. If a claim for benefits is completely or partially denied, notice of such denial shall be in writing (including by electronic mail). The notice of denial shall set forth the specific reasons for denial in plain language. The notice shall: (i) cite the pertinent provisions of the Plan document, and (ii) explain, where appropriate, how the Claimant can perfect the claim, including a description of any additional material or information necessary to complete the claim and why such material or information is necessary. The claim denial also shall include an explanation of the claims review procedures and the time limits applicable to such procedures, including the right to appeal the decision, the

Page 20 of 24 deadline by which such appeal must be filed and a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse decision on appeal and the specific date by which such a civil action must commence under Section 11.4. 11.2 Appeal of Denied Claims. A Claimant whose claim has been completely or partially denied shall be entitled to appeal the claim denial by filing a written appeal with the Committee designated to hear such appeals. A Claimant who timely requests a review of the denied claim (or his or her authorized representative) may review, upon request and free of charge, copies of all documents, records and other information relevant to the denial and may submit written comments, documents, records and other information relating to the claim to the Committee. All written comments, documents, records, and other information shall be considered “relevant” if the information: (i) was relied upon in making a benefits determination, (ii) was submitted, considered or generated in the course of making a benefits decision, or (iii) demonstrates compliance with administrative processes and safeguards established for making benefit decisions. The review shall take into account all comments, documents, records, and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The Committee may, in its sole discretion and if it deems appropriate or necessary, decide to hold a hearing with respect to the claim appeal. (a) In General. Appeal of a denied benefits claim must be filed in writing with the Committee no later than 60 days after receipt of the written notification of such claim denial. The Committee shall make its decision regarding the merits of the denied claim within 60 days following receipt of the appeal (or within 120 days after such receipt, in a case where there are special circumstances requiring extension of time for reviewing the appealed claim). If an extension of time for reviewing the appeal is required because of special circumstances, written notice of the extension shall be furnished to the Claimant prior to the commencement of the extension. The notice will indicate the special circumstances requiring the extension of time and the date by which the Committee expects to render the determination on review. The review will take into account comments, documents, records and other information submitted by the Claimant relating to the claim without regard to whether such information was submitted or considered in the initial benefit determination. (b) Contents of Notice. If a benefits claim is completely or partially denied on review, notice of such denial shall be in writing (including by electronic mail). The decision on review shall set forth: (i) the specific reason or reasons for the denial, (ii) specific references to the pertinent Plan provisions on which the denial is based, (iii) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records, or other information relevant (as defined above) to the Claimant’s claim, and (iv) a statement of the Claimant’s right to bring an action under Section 502(a) of

Page 21 of 24 ERISA, following an adverse decision on review and the specific date by which such a civil action must commence under Section 11.4. 11.3 Claims Appeals Upon Change in Control. Upon a change in control, the Committee, as constituted immediately prior to such change in control, shall continue to be responsible for deciding appeals. The Company may not remove any member of the Committee, but may replace resigning members, or appoint an independent appeals administrator (with the expenses for such appeals administrator paid by the Company or Participating Employers), in each case if 2/3rds of the members of the Board of Directors and a majority of Participants and Beneficiaries with Account Balances consent to the replacement. For purposes of this Section 11.3, a “change in control” means a change in control within the meaning of the rabbi trust agreement associated with the Plan or if no such definition is provided, the term shall have the meaning prescribed by Section 8.2. The Committee shall have the exclusive authority at the appeals stage to interpret the terms of the Plan and resolve appeals under the Claims Procedure. 11.4 Legal Action. A Claimant may not bring any legal action, including commencement of any arbitration, relating to a claim for benefits under the Plan unless and until the Claimant has timely followed the claims procedures under the Plan and exhausted his or her administrative remedies under Sections 11.1 and 11.2. No such legal action may be brought more than twelve (12) months following the notice of denial of benefits under Section 11.2, or if no appeal is filed by the applicable appeals deadline, twelve (12) months following the appeals deadline. Following a change in control as defined in Section 11.3, if a Participant or Beneficiary prevails in a legal proceeding brought under the Plan to enforce the rights of such Participant or any other similarly situated Participant or Beneficiary, in whole or in part, the Participating Employer shall reimburse such Participant or Beneficiary for all reasonable legal costs, expenses, attorneys’ fees and such other liabilities incurred as a result of such proceedings. If the legal proceeding is brought in connection with a change in control, the Participant or Beneficiary may file a claim directly with the trustee for reimbursement of such costs, expenses and fees. For purposes of the preceding sentence, the amount of the claim shall be treated as if it were an addition to the Participant’s or Beneficiary’s Account Balance and will be included in determining the Participating Employer’s trust funding obligation under Section 10.2. 11.5 Discretion of Committee. All interpretations, determinations and decisions of the Committee with respect to any claim shall be made in its sole discretion, and shall be final and conclusive. 11.6 Arbitration. (a) Prior to Change in Control. If, prior to a change in control as defined in Section 11.3, any claim or controversy between a Participating Employer and a Participant or Beneficiary is not resolved through the claims procedure set forth in Article XI, such

Page 22 of 24 claim shall be referred to and finally resolved by arbitration under the Arbitration Rules of the London Court of International Arbitration, which Rules are deemed to be incorporated by reference into this Section 11.6(a). The number of arbitrators shall be one. The seat, or legal place, of arbitration shall be New York, New York. Proceedings shall occur at locations agreed by the parties or directed by the arbitral tribunal. The language to be used in the arbitral proceedings shall be English. The arbitrator may, in the award, allocate all or part of the cost of the arbitration to the losing party, including the fees of the arbitrator and the reasonable attorneys’ fees of the prevailing party. Judgment on the arbitration award may be entered in any court having jurisdiction thereover and nothing in this Section 11.6(a) shall preclude the parties to such arbitration from seeking provisional remedies in aid of arbitration from any court of competent jurisdiction. This arbitration provision of the Plan shall extend to claims against any parent, subsidiary, or affiliate of each party, and, when acting within such capacity, any officer, director, shareholder, Participant, Beneficiary, or agent of any party, or of any of the above, and shall apply as well to claims arising out of state and federal statutes and local ordinances as well as to claims arising under the common law or under this Plan. If any of the provisions of this Section 11.6(a) are determined to be unlawful or otherwise unenforceable, in the whole part, such determination shall not affect the validity of the remainder of this section and this section shall be reformed to the extent necessary to carry out its provisions to the greatest extent possible and to insure that the resolution of all conflicts between the parties, including those arising out of statutory claims, shall be resolved by neutral, binding arbitration. If a court should find that the provisions of this Section 11.6(a) are not absolutely binding, then the parties intend any arbitration decision and award to be fully admissible in evidence in any subsequent action, given great weight by any finder of fact and treated as determinative to the maximum extent permitted by law. The parties do not agree to arbitrate any putative class action or any other representative action. The parties agree to arbitrate only the claims(s) of a single Participant or Beneficiary. (b) Following Change in Control. Following a change in control as defined in Section 11.3, Section 11.6(a) shall not apply and any legal action initiated by a Participant or Beneficiary to enforce his or her rights under the Plan may be brought in any court of competent jurisdiction. Notwithstanding the Committee’s discretion under Sections 11.3 and 11.5, the court shall apply a de novo standard of review to any prior claims decision under Sections 11.1 through 11.3 or any other determination made by the Company, its Board of Directors, a Participating Employer, the Committee, or the Committee.

Page 23 of 24 ARTICLE XII General Provisions 12.1 Assignment. No interest of any Participant, spouse or Beneficiary under this Plan and no benefit payable hereunder shall be assigned as security for a loan, and any such purported assignment shall be null, void and of no effect, nor shall any such interest or any such benefit be subject in any manner, either voluntarily or involuntarily, to anticipation, sale, transfer, assignment or encumbrance by or through any Participant, spouse or Beneficiary. The Company may assign any or all of its liabilities under this Plan in connection with any restructuring, recapitalization, sale of assets or other similar transactions affecting a Participating Employer without the consent of the Participant. 12.2 No Legal or Equitable Rights or Interest. No Participant or other person shall have any legal or equitable rights or interest in this Plan that are not expressly granted in this Plan. Participation in this Plan does not give any person any right to be retained in the service of the Participating Employer. The right and power of a Participating Employer to dismiss or discharge an Employee is expressly reserved. The Participating Employers make no representations or warranties as to the tax consequences to a Participant or a Participant’s beneficiaries resulting from a deferral of income pursuant to the Plan. 12.3 No Employment Contract. Nothing contained herein shall be construed to constitute a contract of employment between an Employee and a Participating Employer. 12.4 Notice. Any notice or filing required or permitted to be delivered to the Committee under this Plan shall be delivered in writing, in person, or through such electronic means as is established by the Committee. Notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Written transmission shall be sent by certified mail to: BURFORD CAPITAL LLC 350 MADISON AVE, NEW YORK, NY 10017 ATTN: HUMAN RESOURCES Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing or hand-delivered, or sent by mail to the last known address of the Participant. 12.5 Headings. The headings of Sections are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control. 12.6 Invalid or Unenforceable Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof and the Committee may elect in its sole discretion to construe such invalid or unenforceable provisions in a manner that conforms to applicable law or as if such

Page 24 of 24 provisions, to the extent invalid or unenforceable, had not been included. 12.7 Lost Participants or Beneficiaries. Any Participant or Beneficiary who is entitled to a benefit from the Plan has the duty to keep the Committee advised of his or her current mailing address. If benefit payments are returned to the Plan or are not presented for payment after a reasonable amount of time, the Committee shall presume that the payee is missing. The Committee, after making such efforts as in its discretion it deems reasonable and appropriate to locate the payee, shall stop payment on any uncashed checks and may discontinue making future payments until contact with the payee is restored. If the Committee is unable to locate the Participant or Beneficiary after five years of the date payment is scheduled to be made, provided that a Participant’s Account shall not be credited with Earnings following the first anniversary of such date on which payment is to be made and further provided, however, that such benefit shall be reinstated, without further adjustment for interest, if a valid claim is made by or on behalf of the Participant or Beneficiary for all or part of the forfeited benefit. For the avoidance of doubt, and without limiting any other provision of the Plan, a Participant or Beneficiary who cannot be located shall be solely responsible for all tax and other consequences of late payment. 12.8 Facility of Payment to a Minor. If a distribution is to be made to a minor, or to a person who is otherwise incompetent, then the Committee may, in its discretion, make such distribution: (i) to the legal guardian, or if none, to a parent of a minor payee with whom the payee maintains his or her residence, or (ii) to the conservator or committee or, if none, to the person having custody of an incompetent payee. Any such distribution shall fully discharge the Committee, the Company, and the Plan from further liability on account thereof. 12.9 Governing Law. To the extent not preempted by ERISA, the laws of the State of New York (without regard to conflict principles that might otherwise point to the law of a different jurisdiction) shall govern the construction and administration of the Plan. 12.10 Compliance With Code Section 409A; No Guarantee. This Plan is intended to be administered in compliance with Code Section 409A and each provision of the Plan shall be interpreted consistent with Code Section 409A. Although intended to comply with Code Section 409A, this Plan shall not constitute a guarantee to any Participant or Beneficiary that the Plan in form or in operation will result in the deferral of federal or state income tax liabilities or that the Participant or Beneficiary will not be subject to the additional taxes imposed under Section 409A. None of the Company or any of its Affiliates, officers, directors, employees, agents, or representatives shall have any legal obligation to a Participant or Beneficiary with respect to taxes imposed under Code Section 409A. * * * * *

IN WITNESS WHEREOF, the undersigned executed this Plan as a Participating Employer as of the 10th day of February, 2021, to be effective as of the Effective Date. BURFORD CAPITAL LLC By: Philip Braverman (Print Name) Its: Managing Director & Assistant Secretary (Title) (Signature) BURFORD CAPITAL (UK) LIMITED By: Leslie Paster (Print Name) Its: Director (Title)

Schedule A Participating Employers Burford Capital LLC Burford Capital (UK) Limited

Schedule B Merger of Supplemental Retirement Agreements into the Plan Effective as of April 1, 2024 (the “Merger Date”), the Supplemental Retirement Agreements dated March 5, 2013 (each an “SRP Agreement” and collectively the “SRP”), between the Company, Burford Capital LLC, and each of Jonathan Molot and Christopher P. Bogart (each a “Participant”) are merged into the Plan, and the SRP agreements are amended and restated in their entirety as set forth in this Schedule B (which is a part of the Plan). 1. The outstanding Balance under each Participant’s SRP Agreement shall be maintained as a separate subaccount under such Participant’s Account under the Plan (the “SRP Account”), the balance of which equals the balance as of the Merger Date, adjusted (up or down) for Earnings in accordance with Article VII of the Plan. Each SRP Account shall be governed by the terms of the Plan, except as otherwise expressly provided in this Schedule B. 2. Vesting. Each Participant shall be fully vested in the balance of his SRP Account. 3. Investment Options. On and after the Merger Date, each SRP Account shall be allocated among the Investment Options available under the Plan in accordance with the Participant’s elections (or, if the Participant has not made an election under the Plan, in accordance with the Plan’s default investment elections) and adjusted for Earnings in accordance with Article VII of the Plan. 4. No Matching Company Credits. Amounts in the SRP Accounts shall not be eligible for matching Company Credits. 5. Time and Form of Payment. Except to the extent the Participant has made an effective Subsequent Election (as described below), each Participant’s SRP Account shall be paid in a lump sum upon the earlier of: (a) the Participant’s separation from service (within the meaning of Code Section 409A) with Burford, in which case the payment shall be made within 60 days following such separation from service, and (b) the calendar year in which such Participant attains age 60, in which case the payment shall be made during such calendar year. The time and form of payment of each such SRP account shall constitute a Payment Schedule under the Plan. For avoidance of doubt, the amount payable to the Participant under the Payment Schedule applicable to the SRP Account is determined under the valuation methods specified in Sections 6.1 and 6.7 of the Plan. Each Subsequent Election submitted to the Company before the Merger Date shall take effect under the Subsequent Election procedure set forth in the Participant’s SRP Agreement (subject to the requirements thereunder for becoming effective). After the Merger Date, each Participant may elect to change the time or form of payment of his SRP Account as permitted by Section 6.8 of the Plan, provided that payment must begin no earlier than the Participant’s 65th birthday.

Upon a Participant’s death, the remaining balance (if any) of his SRP Account shall be paid to the beneficiary(ies) prescribed by the Plan within 60 days after such Participant’s death. For the avoidance of doubt, the beneficiary(ies) prescribed by the terms of the Plan (based on the Participant’s designation under the Plan or, if none, the Plan’s default beneficiary) supersedes all prior beneficiary designations (if any) with respect to the SRP Account. 6. Payment Not Salary. No amount payable in respect of an SRP Account shall be treated as salary or other compensation for the purpose of computing benefits to which a Participant may be entitled under any pension plan or other arrangement. 7. Parent’s Responsibility. The Company’s guarantee under the SRP shall remain in effect in accordance with its terms. 8. Successors and Assigns. This Schedule B (along with the remainder of the Plan) will be binding upon and inure to the benefit of Burford, its successors and assigns, and to the Participants and their heirs, executors, administrators and legal representatives, as applicable. 9. Severability. If any provision of this Schedule B is deemed illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts hereof (or of the remainder of the Plan), and this Schedule B shall be construed and enforced as if such illegal and invalid provision never existed. 10. Section 409A. This Schedule B shall be interpreted consistently with the intent that no change shall be made in respect of an SRP Account that violates the requirements to avoid tax under Section 409A. In the event of any inconsistency between a provision of this Schedule B and another provision of the Plan, the provision of this Schedule B shall apply.